                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT OF
                                  KEVIN FARRELL

                  EMPLOYMENT AGREEMENT, dated as of April 10, 2000, between ACCESS COLO, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and KEVIN FARRELL ("Executive").

                  WHEREAS, Executive is experienced in establishing and maintaining the operations of businesses engaged in the operation of highly improved, shared infrastructure, facilities and basic support service for clients in the telecommunications and data/internet industries;

                  WHEREAS, Executive desires to provide services to the Company and the Company desires to retain the services of Executive;

                  WHEREAS, the Company and Executive desire to formalize the terms and conditions of Executive's employment with the Company.

                  NOW, THEREFORE, the Company and Executive hereby agree as follows:

                  1. Employment.

                           1.1. General. The Company hereby employs Executive in
the capacity of Senior Vice President--Operations of the Company or in such other executive position as may be mutually agreed upon by Executive and the Company. Executive hereby accepts such employment, upon the terms and subject to the conditions herein contained.

                           1.2. Duties. During the Executive's employment with
the Company, Executive will report directly to the Company's Chief Executive Officer ("CEO") or such other person as the CEO shall designate. Executive will be responsible for those duties consistent with Executive's position as may from time to time be assigned to or requested of Executive by the CEO or the Board of Directors of the Company (the "Board"). Executive shall perform such responsibilities faithfully and effectively. Executive shall conduct all of his activities in a manner so as to maintain and promote the business and reputation of the Company.

                           1.3. Full-Time Position. Executive, during his
employment with the Company, will devote all of his business time, attention and skills to the business and affairs of the Company.

                  2. Compensation and Benefits.

                           2.1. Base Salary. The Company shall pay to Executive
as full compensation for any and all services rendered in any capacity during the term of his employment under this Agreement, an annualized, minimum base salary of $100,000 ("Base Salary"), subject to increases, if any, as the Board shall determine, in its sole discretion. Executive's Base Salary shall be payable in accordance with the regular payroll practices of the Company, as in effect from time to time.

                           2.2. Additional Compensation. Executive shall have no
guaranteed bonus. Any bonus payable to Executive shall be determined by the Board in its sole discretion based upon performance targets, if any, which may be adopted by the Board promptly after commencement of the term hereof and at the beginning of each year of employment hereunder. Executive shall participate in the preparation of such annual performance targets recommended by management of the Company for adoption by the Board. In addition, Executive shall be entitled to participate in such bonus programs as the Company may from time to time offer or provide to executives of the Company at similar levels.

                           2.3. Executive Benefits.

                                    2.3.1. Expenses. The Company will reimburse
Executive for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses), all in accordance with the Company's policies with respect thereto, as in effect from time to time.

                                    2.3.2. Benefit Plans. As long as Executive
remains a full-time employee of the Company, Executive shall be entitled to participate in such executive benefit plans and programs as the Company may from time to time offer or provide to executives of the Company at similar levels, including, but not limited to, any life insurance, health and accident, medical and dental, disability and retirement plans and programs.

                                    2.3.3. Vacation. Executive shall be eligible
for four (4) weeks of paid vacation per year. All vacation must be used by December 31 of each year of Executive's employment at which time any unused vacation shall expire and Executive shall no longer be entitled to such vacation. No compensation shall be payable in respect of any unused vacation days.

                           2.4. Employment Term. Executive's employment by the
Company pursuant to this Agreement shall commence on the date hereof and, except as provided in Section 3.1 hereof, will continue until December 31, 2002 (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive one year periods commencing on January 1, 2003 the anniversary of such date in each subsequent year (the Initial Term, together with any subsequent employment period being referred to herein as the "Employment Term"); provided, however, that either party may elect to terminate this Agreement as of the end of the then current Employment Term, by written notice to such effect delivered to the other party at least 120 days prior to such termination date.

                  3. Termination of Employment.

                           3.1. Events of Termination. Executive's employment
with the Company will terminate upon the occurrence of any one or more of the following events:

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                                    3.1.1. Death. In the event of Executive's
death, Executive's employment will terminate on the date of death.

                                    3.1.2. Disability. In the event of
Executive's Disability (as hereinafter defined), the Company will have the option to terminate Executive's employment by giving a notice of termination to Executive. The notice of termination shall specify the date of termination, which date shall not be earlier than thirty (30) days after the notice of termination is given. For purposes of this Agreement, "Disability" means the inability of Executive to substantially perform his duties hereunder for either 90 consecutive days or a total of 120 days out of 365 consecutive days as a result of a physical or mental illness, all as determined in good faith by the Board.

                                    3.1.3. Termination by the Company for Cause.
The Company may, at its option, terminate Executive's employment for "Cause" determined in good faith by a majority of the Board (exclusive of Executive if Executive shall then serve as a member of the Board) by giving a notice of termination to Executive specifying the reasons for termination and if Executive shall fail to cure same within thirty (30) days of him receiving the notice of termination his Employment shall terminate at the end of such thirty (30) day period; provided, that in the event the Board in good faith determines that the underlying reasons giving rise to such determination cannot be cured, then said cure period shall not apply and Executive's employment shall terminate on the date of Executive's receipt of the notice of termination. "Cause" shall mean (i) Executive's conviction of, guilty or no contest plea to, or confession of guilt of, a felony or other crime involving moral turpitude; (ii) an act or omission by Executive in connection with his employment which constitutes gross negligence, malfeasance, willful misconduct or other conduct which is materially injurious to the Company; (iii) a material breach by Executive of this Agreement; (iv) continuing failure to perform such duties as are assigned to Executive by the Company in accordance with this Agreement, other than a failure resulting from a Disability as defined in Section 3.1.2 hereof; (v) Executive's knowingly taking any action on behalf of the Company or any of its affiliates without appropriate authority to take such action; (vi) Executive's knowing taking any action in conflict of interest with the Company or any of its affiliates given Executive's position with the Company.

                           3.2. Certain Obligations of the Company Following
Termination of the Executive's Employment. Following the termination of Executive's employment under the circumstances described below, the Company shall pay to Executive in accordance with its regular payroll practices the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Executive now has or hereafter may have hereunder against the Company under this Agreement:

                                    3.2.1. Death; Disability. In the event that
Executive's employment is terminated by reason of Executive's death or Disability, Executive or his estate, as the case may be, shall be entitled to the following payments:

                                            (i) continuing payments of Base
Salary through the date of death of Executive or the date of termination due to Executive's Disability in accordance with the Company's regular payroll practices;

                                            (ii) any additional compensation
(including compensation pursuant to Section 2.2 and reimbursement pursuant to Section 2.3.1 hereof) earned but not yet paid with respect to the calendar year of termination, or, if based on annual performance, annualizing such performance to the date of death of Executive or the date of termination due to Executive's Disability and pro rating such additional compensation for the portion of the calendar year prior to such termination, payable at the time such additional compensation would have been payable but for such death or Disability; and

                                            (iii) The Company shall pay to
Executive or his estate, as the case may be, the amounts and shall provide all benefits generally available under the employee benefit plans, and the policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination or otherwise payable as a consequence of Executive's death or Disability.

                                    3.2.2. Termination by the Company for Cause.
In the event Executive's employment is terminated by the Company pursuant to
Section 3.1.3 hereof, Executive shall be entitled to no further compensation or other benefits under this Agreement except that portion of any unpaid Base Salary accrued and earned by him hereunder up to and including the effective date of such termination.

                           3.3. Nature of Payments. All amounts to be paid by
the Company to Executive pursuant to this Section 3 are considered by the parties to be severance payments. In the event such payments are treated as damages, it is expressly acknowledged by the parties that damages to Executive for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof.

                  4. Confidentiality; Nonsolicitation; Non-Compete.

                          Executive and Company shall enter into a
Confidentiality, Nonsolicitation and Noncompete Agreement, the form of which is attached as Exhibit A hereto. The terms of that agreement and the duties and obligations thereunder shall be a part of this agreement and Executive agrees to perform its duties thereunder.

                  5. Invention Disclosure and Assignment.

                           5.1 Reports During The Term. During the period of
Executive's employment with the Company, Executive agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas and discoveries, patentable or unpatentable, trade secrets and copyrightable works) which is made, developed, conceived or reduced to practice by Executive either solely or jointly with others resulting from or arising out of the work performed by Executive, within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or in connection with or which results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                           5.2 Reports After the Term. Upon termination of
Executive's employment with the Company, Executive agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas and discoveries, patentable or unpatentable, trade secrets and copyrightable works) which is reduced to practice by Executive either solely or jointly with others, reasonably resulting from the work performed by Executive during employment by the Company within the scope of his or her responsibilities, or with the Company's facilities, equipment or supplies, or in connection with or which results from his or her use or knowledge of confidential or trade secret information which is proprietary to the Company.

                           5.3 Assignment to the Company. Executive agrees to
hold all such intellectual property described in this Section 5 for the benefit of the Company and not to assign nor attempt to assign any rights therein to anyone other than the Company. Executive agrees to assign to the Company upon its request and without further compensation, all rights, title and interest in such intellectual property described in this Section 5 to which the Company is entitled as set forth in this Section 4, at any time whether during or subsequent to his or her period of said employment. Executive agrees to execute and deliver in a prompt manner all proper documents provided by the Company and presented to Executive including those necessary and attendant to domestic and foreign patent applications including but not limited to divisional, continuation, continuation-in-part, substitute and/or reissue applications, and all other instruments for the perfection of intellectual property rights including related registrations of issued patents, design patent applications and registrations, applications for utility models and industrial models and copyrights, as well as formal assignments thereof. The Company will pay all reasonable out-of-pocket expenses incurred by Executive in perfecting the Company's rights as they relate to assisting the Company in all proper ways in the acquisition and preservation of the rights to such intellectual property as described in this subsection 5.4.

                           5.4 No Exceptions. Executive represents, warrants,
acknowledges and agrees that there are no unpatented inventions, discoveries, ideas or information currently held by Executive which are to be outside the scope of this agreement.

                  6. Miscellaneous Provisions.

                           6.1. Severability. If in any jurisdiction any term or
provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                           6.2. Execution in Counterparts. This Agreement may be
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                           6.3. Notices. All notices, requests, demands and
other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail or overnight delivery, postage prepaid, return receipt requested as follows:

                           If to the Company, to:

                           Access Colo, Inc.
                           55 Madison Avenue, Suite 300
                           Morristown, New Jersey 07960
                           Telefax No.: (973) 290-0081
                           Attention: President


                           Copy to:

                           Kirkpatrick & Lockhart, LLP
                           1251 Avenue of the Americas
                           New York, NY 10020
                           Telefax No.: (212) 536-3901
                           Attention: Warren H. Colodner, Esq.

                           If to Executive, to:

                           Kevin Farrell
                           79 Beechwood Road
                           Florham Park, NJ 07932


                           Copy to:

                           Davis Wright & Tremaine
                           2600 Century Square
                           1501 Fourth Avenue
                           Seattle, WA 98101
                           Telefax No.:
                           Attention: Anka Steinecke, Esq.

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

                           6.4. Amendment. No provision of this Agreement may be
modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

                           6.5. Entire Agreement. This Agreement constitutes the
entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof.

                           6.6. Applicable Law; Consent to Jurisdiction. This
Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State. Executive and the Company hereby consent to the jurisdiction of the Federal and State courts located in the City of New York and waive any objections to such courts based on venue in connection with any claim or dispute arising under this Agreement. Each of the parties hereto hereby irrevocably waives any and all right to a trial by jury in any legal proceedings arising out of or relating to this Agreement.

                           6.7. Headings. The headings contained herein are for
the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                           6.8. Binding Effect; Successors and Assigns.
Executive may not delegate his duties or assign his rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                           6.9. Waiver, etc. The failure of either of the
parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                           6.10. Representations and Warranties. Executive and
the Company hereby represent and warrant to the other that: (a) he or it has full power, authority and capacity to execute and deliver this Agreement, and to perform his or its obligations hereunder; (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound; and (c) this Agreement is his or its valid and binding obligation in accordance with its terms; and (d) Executive represents and warrants that he is under no other obligations, contractual or otherwise, that could impair his ability to perform his obligations under this Agreement.

                           6.11. Enforcement. If any party institutes legal
action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels, and the expenses and costs incurred by such prevailing party in connection therewith.

                           6.12. Continuing Effect. Where the context of this
Agreement requires, the respective rights and obligations of the parties shall survive any termination or expiration of the term of this Agreement.

                           6.13. Expenses. Each party to this Agreement agrees
to bear his or its own expenses in connection with the negotiation and execution of this Agreement.


                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, this Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                                 ACCESS COLO, INC.



                                                 By: /s/ A. Dale Mayo
                                                     ---------------------------
                                                          Name: A. Dale Mayo
                                                          Title: President

                                                 EXECUTIVE:

                                                 /s/ Kevin Farrell
                                                 -------------------------------
                                                 Kevin Farrell

                                    EXHIBIT A


                  FORM OF CONFIDENTIALITY, NONSOLICITATION AND
                              NONCOMPETE AGREEMENT

                                                                       EXHIBIT A

            CONFIDENTIALITY, NONSOLICITATION AND NONCOMPETE AGREEMENT

         CONFIDENTIALITY, NONSOLICITATION AND NONCOMPETE AGREEMENT (this "Agreement"), dated as of April 10, 2000, made by Kevin Farrell ("Employee") in favor of Access Colo, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

         It is recognized by the undersigned Employee that the day-to-day performance of his duties while in the employment of the Company is likely to give or require access to confidential Company records and sources of information and to bring him into contact with others engaged in confidential work for the Company.

         NOW, THEREFORE, in consideration of employment by the Company, of the compensation as described herein and of prospective assignments to work on confidential matters which Employee acknowledges is sufficient consideration for this Agreement, Employee agrees to the following continuing obligations:

         1. Consideration. In consideration for prompt and faithful performance of Employee's promises and covenants hereunder, Employee shall receive 500,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), payable as of the effective date hereof. The shares of the Company's Class A Common Stock shall be subject to the terms and conditions of a shareholders agreement between the Company and each of the holders of the Company's capital stock.

         2. Confidentiality. During the period of Employee's employment with the Company, Employee agrees, except in the course of Employee's duties on behalf of the Company:

                  (a) to keep secret and treat confidentially all confidential information of the Company pertaining to Company customers and prospective customers, customer requirements, customer financial information, and other such confidential information compiled or maintained internally by the Company concerning its customers and prospective customers; and

                  (b) to keep secret and treat confidentially all confidential information of the Company pertaining to Company products, costs, marketing plans and contemplated activities, financial matters, research and development, production, engineering, product design, and other such confidential information compiled or maintained internally by the Company concerning its business, operations and activities; by way of illustration, but not limitation, confidential information includes inventions, processes, formulae, data, computer programs (whether in source or object code form) and all information relating to programs now existing or under development, computer program listings, know-how, improvements, discoveries, developments, designs, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists, trade secrets, proprietary information, advertising, data processing reports, invoices, price lists or information, information pertaining to a governmental investigation and compilations of information. Confidential information does not include information (i) known to the Employee prior to employment by the Company and not used in connection with the Company's business, (ii) received from a third party not in connection with or as a result of, or used in connection with, the undersigned's employment by the Company, or
(iii) which is or becomes generally known in the industry or in the public domain (other than through a breach of this agreement or any other obligation of confidentiality to the Company). Confidential information may be oral or written in form.

         3. Confidentiality Upon Termination. Upon termination of Employee's employment with the Company, whether voluntary or involuntary and for whatever reason, Employee agrees:

                  (a) to promptly return to the Company any and all documents made or obtained by Employee in the course of his employment pertaining to or containing any of the confidential information of the Company referred to in
Section 1 above; and

                  (b) to keep confidential and to make no written record of confidential information of the Company referred to in Section 1 above, and to make no use or disclosure thereof.

         4. Confidential Relationship. Employee acknowledges that this Agreement provides notice that the Company regards it to be vital to its interest that its confidential information and trade secrets be safeguarded by its employees. Employee understands that this Agreement establishes a confidential relationship between Employee and the Company, and that Employee has a duty under the law not to breach the confidential relationship by using or disclosing Company confidential information and trade secrets. Employee further understands that the Company relies upon Employee honoring such duty of confidence when the Company entrusts Employee with access to Company confidential information and trade secrets.

         5. Non-Competition; Non-Solicitation.

                  5.1 During the period of Employee's employment with the Company and for a period of twelve (12) months after the termination or expiration thereof for any reason, the Employee will not directly or indirectly:

                           (a) as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than two percent (2%) of the total outstanding stock of a publicly held company), and within 50 miles of any facilities owned or under lease by the Company or under negotiations or under consideration by the Company, engage in the business of developing, producing, operating, marketing or selling products or providing services of the kind or type developed or being developed, produced, marketed, sold or provided by the Company while Employee was employed by the Company; or

                           (b) recruit, solicit, hire or induce, or attempt to
recruit, solicit, hire or
induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                           (c) solicit, divert or take away, or attempt to
solicit, divert or to take away, the
business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contracted, solicited or served by the Employee while employed by the Company.

                  5.2 If any restriction set forth in this Section 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  5.3 The restrictions contained in this Section 5 are necessary for the protection of the business and goodwill of the Company and are considered by Employee to be reasonable for such purpose. In addition, Employee acknowledges that Employee's education, background, skills, and experience are such that the enforcement of the restrictions in this Section 5 will not unreasonably interfere with Employee's ability to earn a living. It is further acknowledged that this Agreement shall not prohibit Employee's ability to join or become employed by or involved in a company engaged in the telecommunications industry following termination of Employee's employment from the Company, provided, that the telecommunications company may not be involved or contemplate becoming involved in the business of the Company, which is currently contemplated to include the provision of colocation services. The term "colocation services" for purposes of this provision generally shall mean the operation of highly improved, shared infrastructure, facilities and basic support services for clients in the telecommunications and data/internet industries.

         6. Miscellaneous. (a) All of the covenants and provisions herein contained are severable; in the event that any of said covenants or provisions shall be held by any court of competent jurisdiction to be invalid or unenforceable, this agreement shall be construed as if any such invalid or unenforceable covenant or provision were not herein contained. In addition to any other available remedies in enforcing this agreement, the Company shall be entitled to injunctive relief. No delay or omission by the Company in exercising any right under this agreement shall operate as a waiver of that or any other right. A written waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Employee agrees that notwithstanding Employee's place of residence at the time of or subsequent to any breach by undersigned of this agreement, that he shall be subject to suit in the New York State or Federal court located in or having jurisdiction over agreements entered into in New York County, New York.

         7. Injunctive Relief. Employee acknowledges and agrees that (a) the Company will be irreparably injured in the event of a breach by Employee of any of his obligations under this Agreement; (b) monetary damages will not be an adequate remedy for any such breach; (c) the Company will be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach, including, but not limited to, termination of Employee's employment for Cause; and (d) the existence of any claims which Employee may have against the Company, whether under this Agreement or otherwise, will not be a defense to the enforcement by the Company of any of its rights under this Agreement.

         8. Nonexclusivity and Survival. The covenants and obligations of Employee contained in this Agreement are in addition to, and not in lieu of, any covenants and obligations which Executive may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and obligations, and their enforceability, will survive any termination of Employee's employment by either party and any investigation made with respect to the breach thereof by the Company at any time.

         IN WITNESS WHEREOF, the undersigned has executed this Confidentiality, Inventions and Noncompete Agreement as of the day and year first above written.

                                ACCESS COLO, INC.



                                By: /s/ A. Dale Mayo
                                   -----------------------------------------
                                   Name:  A. Dale Mayo
                                   Title:  President

                                   Employee:


                                   /s/ Kevin Farrell
                                   -----------------------------------------
                                   Kevin Farrell